EXHIBIT 5.1

January 30, 2015

S&W Seed Company
25552 South Butte Avenue
Five Points, CA 93624

Re: S&W Seed Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to S&W Seed Company, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-3 (the "Registration Statement"), for the proposed resale from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to an aggregate of 13,302,037 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), consisting of (i) 1,294,000 shares of Common Stock which were issued to a Selling Stockholder in a private placement on December 31, 2014 (the "Privately Placed Shares"); and (ii) 12,008,037 shares of Common Stock which are issuable upon conversion of $22,000,000 principal amount of senior secured convertible debentures and interest thereon issued to the Selling Stockholders in a private placement on December 31, 2014 (the "Debentures") and upon exercise of 2,699,999 warrants issued to the Selling Stockholders in a private placement on December 31, 2014 (the "Warrants"). We refer to the shares of Common Stock issuable upon conversion of the Debentures (and as interest thereon) and exercise of the Warrants as the "Underlying Shares."

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

  the Privately Placed Shares have been duly and validly authorized and are legally issued, fully paid and non-assessable; and
  the Underlying Shares have been duly and validly authorized for issuance and, if and when issued in accordance with the respective terms of the Debentures and the Warrants, as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

Our opinions expressed above are based upon, and we rely herein upon, the opinion of special Nevada counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related rules.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

ANNEX A

January 30, 2015

S&W Seed Company
25552 South Butte Avenue
Five Points, CA 93624

Holland & Knight LLP
2300 U.S. Bancorp Tower, 111 S.W. Fifth Avenue
Portland OR 97204

Re: S&W Seed Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel to S&W Seed Company, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-3 (the "Registration Statement"), for the proposed resale from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to an aggregate of 13,302,037 shares of the Company's common stock, $0.001 par value per share ("Common Stock") consisting of (i) 1,294,000 shares of Common Stock which were issued to a Selling Stockholder in a private placement on December 31, 2014 (the "Privately Placed Shares"); and (ii) 12,008,037 shares of Common Stock which are issuable upon conversion of $22,000,000 principal amount of senior secured convertible debentures and interest thereon issued to the Selling Stockholders in a private placement on December 31, 2014 (the "Debentures") and upon exercise of 2,699,999 warrants issued to the Selling Stockholders in a private placement on December 31, 2014 (the "Warrants"). We refer to the shares of Common Stock issuable upon conversion of the Debentures (and as interest thereon) and exercise of the Warrants as the "Underlying Shares".

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

  the Privately Placed Shares have been duly and validly authorized and are legally issued, fully paid and non-assessable; and
  the Underlying Shares have been duly and validly authorized for issuance and, if and when issued in accordance with the respective terms of the Debentures and the Warrants, as described in the Registration Statement, will be legally issued, fully paid and non-assessable. In rendering the foregoing opinion we have assumed that at the time of issuance of the Underlying Shares, the Company will have sufficient authorized and unissued shares available for issuance and that all consideration for the Underlying Shares issued upon exercise of the Warrants will have been received by the Company.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related rules.

We further consent to reliance on this opinion by Holland & Knight LLP in issuing its opinion dated January 30, 2015.

Very truly yours,

/s/ Fennemore Craig, P.C.

FENNEMORE CRAIG, P.C.